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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into effective as of the 1st day of January 1994, between WASHINGTON ENERGY COMPANY and WASHINGTON NATURAL GAS COMPANY, Washington corporations (collectively the "Employer"), and ROBERT R. GOLLIVER ("Employee").

                                R E C I T A L S

         A. Employee has been employed by Employer and its subsidiary, Washington Natural Gas Company, and currently serves as their President and Chief Operating Officer (references in this Agreement to "Employer" are also intended to refer to other direct and indirect subsidiaries of Employer, unless the context clearly indicates otherwise).

         B. Employer desires Employee to continue in the employ of Employer, and Employee is willing to continue in the employ of Employer.

         NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, Employer and Employee agree as follows:

         A. EMPLOYMENT. Employee shall continue in the employ of Employer upon the terms and conditions set forth in this Agreement.

                 1. Subject to Section 6 below, from the date of this Agreement until June 30, 1995 (this period, as the same may be shortened pursuant to Section 2 below, will be referred to as the "Employment Period"), Employee shall continue to serve as the President and Chief Operating Officer of Employer and shall perform such other duties as from time to time may reasonably be assigned to Employee by the Chief Executive Officer of Employer and Employer will pay to Employee the monthly salary provided for in Section 4.1.

                 2. Subject to Section 6 below, from July 1, 1995, until June 30, 1997 (this period, as the same may be lengthened pursuant to Section 2 below, will be referred to as the "Extended Payment Period"), Employer will pay to Employee the monthly payment provided for in Section 4.2.

                 3. At the effective time of termination of the Employment Period, Employee agrees to resign as a Director of Washington Energy Company and all of its direct or indirect subsidiaries.

         B. EARLIER TRANSITION TO EXTENDED PAYMENT PERIOD. At any time during the Employment Period, either Employer or Employee shall be entitled, by written notice to the other, to elect to cause the Extended Payment Period to begin prior to July 1, 1995. Such notice will be effective as of the first day of the month following the month in which it is given or such later date as is specified in the notice. Notwithstanding the foregoing, if there is a change in control of Employer, Employer shall not be entitled to provide the notice under this Section 2 and thereby lengthen the Extended Payment Period unless Employer pays to Employee all of the compensation that Employee would have received under Section 4.1 of this Agreement if the Employment Period had continued through June 30, 1995. For purposes of this Agreement, the term "change in control" shall be interpreted in a manner consistent with other agreements to which Employer is a party which provide for benefits to senior executive officers of Employee following a change in control.

         C. PERFORMANCE OF SERVICES. Employee shall diligently and competently devote his time, attention and energies to the performance of his duties under this Agreement, on a full-time basis, during the Employment Period and shall exert his best efforts to further the business of Employer and to preserve for the benefit of Employer the goodwill of Employer's customers and those who have business relationships with Employer. Employee shall comply with all laws, statutes, ordinances, rules and regulations relating to the services provided by
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him under this Agreement.

         D.      COMPENSATION.

                 1. During the Employment Period, Employer shall pay a base salary to Employee at the rate of Eighteen Thousand Three Hundred Thirty Three and 34/100 Dollars ($18,333.34) per month, payable in accordance with Employer's payroll policies from time to time in effect with respect to personnel at Employee's level, subject to possible increases during the Employment Period, at the sole discretion of the Board of Directors of Employer.

                 2. During the Extended Payment Period, Employer shall pay to Employee an amount equal to sixty (60) percent of the base salary in effect under Section 4.1 at the time of termination of the Employment Period payable on the first (1st) business day of each month.

                 3. Employer shall be entitled to deduct from the amounts owed Employee under this Agreement any amounts that Employer is required by applicable federal, state or local law to withhold therefrom on account of employment, income or similar taxes.

         E.      COMPENSATION AND FRINGE BENEFIT PLANS

                 1. During the Employment Period, Employee shall be entitled to participate in the same compensation and fringe benefit plans as prior to the effective date of this Agreement (the level of participation in plans requiring grants or awards by the Board of Directors of Employer or a committee thereof shall be within the discretion of the Board of Directors or such committee), subject to the express eligibility requirements of such plans and any changes to such plans that are hereafter adopted by the Board of Directors of Employer and are applicable generally to all full-time employees of Employer or, in the case of top-hat plans, to all senior executive officers of Employer. Such plans currently include, but are not necessarily limited to
(a) the Washington Energy Company Second Performance Share Plan; (b) the Washington Energy Company Employee Stock Purchase Plan; (c) the Washington Energy Company Stock Option Plan; (d) the Washington Natural Gas Retirement Plan; (e) the Washington Natural Gas Salary Investment Plan (401(k) Plan); (f) Annual Incentive Plan; (g) group term life insurance; (h) hospital, medical, surgical and dental plans; (i) vacation and paid holidays; (j) use of corporate memberships at the Bellevue Athletic Club and the Washington Athletic Club; (k) use of a company car; and (l) reimbursement of business expenses. To the extent permitted by law and the provisions of such plans, Employer shall interpret and administer such plans so that Employee shall be considered an employee of Employer for the term of the Employment Period.

                 2. Section 5(a)(i) of the Executive Retirement Compensation Agreement dated May 1, 1992 between Washington Natural Gas Company and Employee (the "Supplemental Agreement") is hereby amended to read as follows:

                                        (i)     Vesting - Notwithstanding the
                 foregoing, if the Executive's employment is terminated prior to his or her Normal Retirement Date, disability or death, he or she shall be entitled to a monthly pension under this Agreement calculated and payable in accordance with the provisions of Paragraph 1 above, except that the applicable percentage of the Executive's average basic monthly salary shall be 60% and such benefit payments shall not commence until the month after he or she has attained age 62.
                 Provided, however, that such monthly pension will not be payable unless as of the date of his or her termination of employment, the Executive (x) is 50 years of age or older; and
                 (y) has completed at least ten (10) full fiscal years of service with the Company, and at least five (5) of such years of service were performed while an "officer," as defined under state corporation laws.

                 3. Notwithstanding Section 5.1 above, if Employee at any time during the term of this Agreement does not satisfy the eligibility requirements for
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Employer's group term life insurance plan, Employer agrees to provide an individual term life insurance policy on the life of Employee providing coverage in the same amount as would be available under Employer's group term life insurance plan if Employee were a full-time employee of Employer earning the base salary provided for in Section 4.1 above.

                 4. Notwithstanding Section 5.1 above, if Employee at any time during the term of this Agreement does not satisfy the eligibility requirements for Employer's hospital, medical, surgical and dental plans, Employer agrees to provide to Employee and his spouse at Employer's expense, hospital, medical, surgical and dental coverage comparable to that from time to time generally in effect for full-time employee of Employer.

                 5. After termination of this Agreement (other than pursuant to Section 6.2 or 6.3), and until Employee attains the age of 65, Employer agrees to provide to Employee and his spouse, at Employer's expense, hospital, medical, surgical and dental coverage comparable to that from time to time generally in effect for full-time employees of Employer.

                 6. After termination of the Employment Period (other than pursuant to Section 6.2 or 6.3), Employer agrees to transfer into the individual name of Employee a corporate membership at each of the Bellevue Athletic Club and the Washington Athletic Club (or to pay to Employee the cost of obtaining a new individual membership). Employee shall be responsible for all dues payable with respect to such memberships following such transfer.

                 7. After termination of the Employment Period (other than pursuant to Section 6.2 or 6.3), Employee shall have an option exercisable for 30 days to purchase, at its wholesale "Blue Book" price, the company car then being used by Employee.

         F. TERMINATION OF AGREEMENT. This Agreement will terminate upon the earliest to occur of the following:

                 1.       June 30, 1997;

                 2.       The date of death of Employee;

                 3. The date Employer terminates this Agreement by delivering a written notice to Employee upon the occurrence of any one or more of the following events:

                          (a) Repeated substantial breaches of this Agreement by Employee; or

                          (b) The occurrence of any material act of dishonesty, theft or moral turpitude by Employee.

Notwithstanding anything to the contrary in this Agreement, any termination of this Agreement by Employer shall be consistent with such employment policies of Employer as may be in effect from time to time (other than policies of Employer with respect to severance benefits, which the parties intend this Agreement to override) as well as with any requirements of applicable law.

         G. EFFECT OF TERMINATION. Upon the effective date of termination of this Agreement pursuant to Section 6 above --

                          (a) except for benefits payable under retirement or other compensation and fringe benefit plans of Employer or under the Supplemental Agreement, or as provided in Section 5.3 through
         Section 5.7 above, or as other required by applicable law, no salary, compensation, severance benefits or other amounts shall be paid to Employee, under this Agreement or otherwise, with respect to any period subsequent to the effective date of such termination, or with respect to the employment of Employee by Employer, whether before or after the execution of this Agreement; and

                          (b) neither party shall thereafter have any further rights or obligations under this Agreement, but each party shall remain liable
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         and responsible to the other for all obligations hereunder, and for all acts and omissions of such party, its agents, servants and employees, prior to the effective date of such termination.

         H.      CONFIDENTIALITY

                 1. Employee agrees to treat all Proprietary Information (as that term is defined in Section 8.5 below) as confidential and as proprietary to Employer. Except to the extent necessary in connection with the discharge of his duties as an employee of Employer, Employee agrees not to directly or indirectly disclose to or discuss with anyone, use, reproduce or publish any Proprietary Information, either during or after the end of his employment by Employer, unless Employee first secures the written permission of Employer.

                 2. Promptly after termination of the Employment Period, Employee agrees to deliver to Employer all originals, and copies in the control or possession of Employee, of any and all writings, records, journals, data or other objects or documents that describe, depict, contain or record any Proprietary Information.

                 3. The restrictions in Section 8.1 shall not apply to Proprietary Information --

                          3.1 that becomes part of the public domain through no act, omission or fault of Employee; or

                          3.2 that Employee is legally required to disclose by statute or regulation or in connection with any litigation, arbitration or other legal proceeding, including pursuant to a subpoena or similar document, provided, however, that Employee shall use his best efforts to immediately notify Employer as soon as Employee becomes aware of the need for such disclosure.

                 4. Employee acknowledges that Employer will suffer immediate and irreparable harm that will not be compensable by damages alone in the event Employee repudiates or breaches any of the foregoing provisions of this Section 8 or threatens or attempts to do so. In the event of any such breach or any threatened or attempted breach, Employee agrees that Employer, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity, shall be entitled to obtain temporary, preliminary and permanent injunctions in order to prevent or restrain any such breach, and Employer shall not be required to post a bond as a condition for the granting of such relief.

                 5. As used in this Section 8, the term "Proprietary Information" shall mean any and all scientific, technical and business information, not publicly known, that relates to the business activities of Employer and that has been or is hereafter disclosed, or otherwise has become or hereafter becomes known, to Employee during the term of or in connection with his employment by Employer, whether before or after the execution of this Agreement, including, but not limited to, any such information relating to Employer's products, product specifications, production techniques, technology, processes or other know-how, test procedures or results, product development or research, future plans, merchandising or selling techniques, customer lists, market studies, cost or price studies, or financial results or information.

         I.      NONCOMPETITION.

                 1. As used in this Section 9, the term "Applicable Businesses" means any business directly or indirectly conducted by Employer at the time of termination of this Agreement.

                 2. After termination of the Employment Period and until December 31, 1997, Employee agrees that he will not, in the states of Washington, Oregon, or Idaho, directly or indirectly --

                          2.1 engage in any business which is directly competitive with any Applicable Business;

                          2.2 have any business dealings or contacts, except those which demonstrably do not relate to or compete with any Applicable
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         Business, with any customer or client of Employer or any person or firm which, at any time within eighteen (18) months prior to the termination of this Agreement was contacted or identified by Employer as a potential customer or client;

                          2.3 solicit any employees of Employer to leave their employ; or

                          2.4 be employed by, consult with, own, manage, operate, control, participate in the ownership, management, operation or control of, or otherwise in any manner be connected with, any person or entity that does any of the activities listed in Section 9.2(a) or Section 9.2(b); PROVIDED, HOWEVER, that the foregoing shall not prohibit Employee from owning less than one percent (1%) of the outstanding stock or other securities of a publicly-traded entity.

The foregoing restrictions will apply to the activities listed regardless of whether or not they involve use of any Proprietary Information. Employee agrees that the duration of the restrictions under this Section 9 shall be extended by and for the duration of any period during which Employee is in violation of this Section 9.

         J. INDEMNIFICATION OF EMPLOYEE. Employer agrees that with respect to Employees' services as an officer and director of Employer, they shall take all necessary actions to insure that during the term of this Agreement, and thereafter, Employee is entitled to the maximum indemnification provided to officers and directors generally of Employer under their respective Articles of Incorporation, Bylaws, Directors and Officers Liability Insurance Policies and by the laws of the State of Washington.

         K. NOTICES. Each notice or other communication required or permitted to be given by this Agreement shall be in writing and shall be given and deemed received when it is hand delivered to the party entitled thereto and a signed receipt is given therefor or when it is mailed by registered or certified U.S. mail, return receipt requested, to the following address:

                 If to Employer, to:

                          Washington Energy Company
                          815 Mercer Street
                          P.O. Box 1869
                          Seattle, Washington  98111

                 If to Employee, to:

                          Robert R. Golliver
                          _________________________
                          _________________________

or at such other address as may have been given to the notifying party by the party to be notified by notice provided in the above manner.

         L.      MISCELLANEOUS

                 1. This Agreement shall be binding upon and inure to the benefit of Employer, its successors and assigns. This Agreement shall be binding upon Employee and his heirs, personal and legal representatives, and guardians, and shall inure to the benefit of Employee. Neither this Agreement nor any part hereof or interest herein shall be assignable by Employee.

                 2. The terms and provisions of this Agreement may only be modified or supplemented by a written instrument duly executed by each party hereto.

                 3. This Agreement shall be governed by and enforced and construed in accordance with the laws of the State of Washington.

                 4. This Agreement sets forth the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, written or oral, between Employer and Employee except for the Supplement Agreement. Without limiting the
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foregoing, Employee acknowledges and agrees that the provisions of this
Agreement, together with those of the Supplemental Agreement and the benefits available under the compensation and fringe benefit plans in which Employee is entitled to participate as provided in Section 5, are intended to be in lieu of any other obligations that Employer may now or hereafter have to provide any compensation or benefits to Employee in connection with his employment by Employer, whether before or after the execution of this Agreement, even though the possibility of such compensation or benefits may have been discussed between Employer and Employee or agreed to by Employer.

                 5. The headings in this Agreement are included for the convenience of reference and shall be given no effect in the construction of this Agreement.

                 6. Each of the parties hereto shall have the right to waive compliance in a particular circumstance with a covenant set forth in this Agreement, but no such waiver shall operate as a waiver of compliance with such covenant in any other circumstance or as a waiver of compliance with any other covenant set forth in this Agreement. In any event, no such waiver shall be deemed effective unless it is in writing and signed by the party so waiving.

         IN WITNESS WHEREOF, the parties have executed, acknowledged, sealed and delivered this Agreement effective as of the day and year first hereinabove set forth.


"Employer"                            WASHINGTON ENERGY COMPANY



                                      By  /s/ James A. Thorpe
                                          --------------------------------------
                                          James A. Thorpe, Chairman of the Board

                                      WASHINGTON NATURAL GAS COMPANY



                                      By  /s/ James A. Thorpe
"Employee"                                --------------------------------------
                                          James A.Thorpe, Chairman of the Board


                                          /s/ Robert R. Golliver
                                          --------------------------------------
                                          ROBERT R. GOLLIVER